Exhibit 32.1

Certification of Chief Executive Officer

I, James E. Dwyer, Jr., as Chief Executive Officer and President of Michael Foods Group, Inc. (the “Company”), hereby certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002) that, to my knowledge:

(1)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2011

/s/ James E. Dwyer, Jr.
James E. Dwyer, Jr.
Chief Executive Officer and President